                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 10.7

COMMERCIAL NOTE: TERM MULTIPLE ADVANCE/ONE MONTH LIBOR DAILY
INDEXED (OHIO)

Amount                   City, State             Date                              FOR BANK USE ONLY
$5,000,000.00            Columbus,OH             February 22, 2002                 Obligor #
                                                                                   Tax,I.D. #31-1400020
                                                                                   Obligation #
                                                                                   Office COLUMBUS, OH

FOR VALUE RECEIVED, SAFE AUTO GROUP, INC. ("BORROWER"), an OHIO CORPORATION, whose mailing address is, 3883 EAST BROAD STREET, COLUMBUS, OH 43213-1129 hereby promises to pay to the order of NATIONAL CITY BANK ("BANK"), a national banking association having a banking office at 155 EAST BROAD STREET, COLUMBUS, OH 43215
Attention: CORPORATE BANKING, Locator No. 16-0077, at Bank's banking office (or at such other place as Bank may from time to time designate by written notice) in lawful money of the United States of America, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) or such lesser amount as may appear on this Note, or as may be entered in a loan account on Bank's books and records, or both, together with interest, all as provided below.

1. COMMITMENT. This Note evidences an arrangement (the "SUBJECT COMMITMENT") whereby Borrower may, on the date of this Note and thereafter until (but not including) February 21, 2005 (the "EXPIRATION DATE") or such earlier date upon which the Subject Commitment is terminated or reduced to zero, obtain from Bank, subject to the terms and conditions of this Note, such loans (each a "SUBJECT LOAN") as Borrower may from time to time properly request. The amount of the Subject Commitment shall be equal to the face amount of this Note, provided, that (a) Borrower shall have the right, at any time and from time to time, to permanently reduce the amount of the Subject Commitment to any amount that is an integral multiple of TWO THOUSAND AND 00/100 DOLLARS ($2,000.00) (the "MINIMUM BORROWING AMOUNT") by giving Bank not less than one (1) Banking Day's prior notice (which shall be irrevocable) of the effective date of the reduction and
(b) whenever Borrower obtains any Subject Loan, the Subject Commitment shall be automatically and permanently reduced by an amount equal to the amount of that Subject Loan. Regardless of any fee or other consideration received by Bank, the Subject Commitment may be terminated pursuant to section 10.

2. FEES. Borrower shall pay Bank, on the date of this Note, a non-refundable closing and loan processing fee in an amount equal to TWELVE THOUSAND FIVE HUNDRED AND 00/100 dollars($12,500.00).

3. LOAN REQUESTS; DISBURSEMENT. A Subject Loan is properly requested if requested orally or in writing not later than 2:00 p.m., Banking-Office Time, of the Banking Day upon which that Subject Loan is to be made. Each request for a Subject Loan shall of itself constitute, both when made and when honored, a representation and warranty by Borrower to Bank that Borrower is entitled to obtain the requested Subject Loan. Bank is hereby irrevocably authorized to make an appropriate entry on this Note, in a loan account on Bank's books and records, or both, whenever Borrower obtains a Subject Loan. Each such entry shall be prima facie evidence of the data entered, but the making of such an entry shall not be a condition to Borrower's obligation to pay. Bank is hereby directed, absent notice from Borrower to the contrary, to disburse the proceeds of each Subject Loan to Borrower's general checking account with Bank. Bank shall have no duty to follow, nor any liability for, the application of any proceeds of any Subject Loan.

4. CONDITIONS; SUBJECT LOANS. Each Subject Loan shall be in an amount that is an integral multiple of the Minimum Borrowing Amount. Borrower shall not be entitled to obtain any Subject Loan (a) on or after the Expiration Date or such earlier date upon which the Subject Commitment is terminated or reduced to zero, (b) if either at the time of Borrower's request for that loan or when that request is honored there shall exist or would occur any Event of Default, (c) if any representation, warranty, or other statement (other than any expressly made as of a single date) made by any Person (other than Bank) in any Related Writing would, if made either as of the time of Borrower's request for that Subject Loan or as of the time when that request is honored, be untrue or incomplete in any respect, or (d) if the amount of that loan, plus the aggregate amount of all other Subject Loans for which requests are then pending, would exceed the then amount of the Subject Commitment.

5. INTEREST. The unpaid principal balance of each Subject Loan shall at all times bear interest at the Contract Rate, provided, that so long as any principal of or accrued interest on any Subject Loan is overdue, all unpaid principal of each Subject Loan and all overdue interest on that principal shall bear interest at a fluctuating rate equal to two percent (2%) per annum above the rate that would otherwise be applicable, but in no case less than two percent (2%) per annum above the Prime Rate; provided further, that in no event shall any principal of or interest on any Subject Loan bear interest at any time after Maturity at a lesser rate than the rate applicable thereto immediately after Maturity. The "CONTRACT RATE" shall at all times be a fluctuating rate equal to TWO PERCENT (2.00%) per annum plus One Month LIBOR, provided, that in the event One Month LIBOR is unavailable as a result of Bank's good faith determination of the occurrence of one of the events specified in section 6, the "CONTRACT RATE" shall be a fluctuating rate equal to the Prime Rate.

Interest on each Subject Loan shall be payable in arrears on APRIL 1, 2002, and on the SAME day of each MONTH thereafter, at Maturity, and on demand thereafter. The One Month LIBOR rate shall be adjusted by Bank, as necessary, at the end of each Banking Day during the term hereof. Bank shall not be required to notify Borrower of any adjustment in the One Month LIBOR rate; however, Borrower may request a quote of the prevailing Contract Rate on any Banking Day.

6. LIBOR UNAVAILABLE. Notwithstanding any provision or inference to the contrary, the Contract Rate shall not be based on One Month LIBOR if Bank shall determine in good faith that (a) any governmental authority has asserted that it is unlawful for Bank to fund, make, or maintain loans bearing interest based on One Month LIBOR, or (b) circumstances affecting the market selected by Bank for the purpose of funding the Subject Loans make it impracticable for Bank to determine One Month LIBOR. Bank's books and records shall be conclusive (absent manifest error) as to whether Bank shall have determined that the Contract Rate is prohibited from being based on One Month LIBOR. If the Contract Rate is prohibited from being based on One Month LIBOR as a result of the occurrence of one of the events referenced in this section 6, then, and in each such case, notwithstanding any provision or inference to the contrary, the then outstanding principal balance of this Note shall, upon Bank giving Borrower notice of Bank's determination of the occurrence of such an event, bear interest at a Contract Rate based on the Prime Rate as contemplated in section 5.

7. REPAYMENT; CLOSING AND LOAN PROCESSING FEE. Subject to section 10, the principal of this Note shall be due and payable in one payment on February 21, 2005.

If any payment is required to be made on a day which is not a Banking Day, such payment shall be due on the next immediately following Banking Day and interest shall continue to accrue at the applicable rate.

Borrower shall have the right to prepay the principal of the Subject Loans in whole or in part, provided, that (a) each such prepayment shall be in an amount that is an integral multiple of the Minimum Borrowing Amount or is equal to the entire unpaid principal balance of this Note, (b) each such prepayment made on or after the Expiration Date shall be applied to the installments of the Subject Loans in the inverse order of their respective due dates, and (c) concurrently with any prepayment of the entire unpaid principal balance of this Note made on or after the Expiration Date, Borrower shall prepay the accrued interest on the principal being prepaid. Each prepayment of the Subject Loans may be made without premium or penalty.

8. DEFINITIONS. As used in this Note, except where the context clearly requires otherwise, "BANK DEBT" means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; "BANKING DAY" means any day (other than any Saturday, Sunday or legal holiday) on which Bank's banking office is open to the public for carrying on substantially all of its banking functions; "BANKING-OFFICE TIME" means, when, used with reference to any time, that time determined at the location of Bank's banking office; "DEBT" means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; "MATURITY" means, when used with reference to any Subject Loan, the date (whether occurring by lapse of time, acceleration, or otherwise) upon which the last scheduled principal installment of that Subject Loan is due; "NOTE" means this promissory note (including, without limitation, each addendum, allonge, or amendment, if any, hereto); "OBLIGOR" means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Borrower and (in addition to Borrower) includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Obligor or otherwise assure such other Obligor's creditors or any of them against loss; "ONE MONTH LIBOR" means, with respect to a loan, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of that loan and with a maturity one month after the date of reference are offered at 11:00 A.M. London time (or as soon thereafter as practicable) on the date of reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system "Page 3750" report or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Bank may reference from time to time; "PERSON" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "PRIME RATE" means the fluctuating rate per annum which is publicly announced from time to time by Bank as being its so-called "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating-rate loans; "PROCEEDING" means any assignment for the benefit of creditors, any case in bankruptcy, any marshalling of any Obligor's assets for the benefit of creditors, any moratorium on the payment of debts, or any proceeding under any law relating to conservatorship, insolvency, liquidation, receivership, trusteeship, or any similar event, condition, or other thing; "RELATED WRITING" means this Note and any indenture, note, guaranty, assignment, mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Borrower is issued, which evidences or secures all or any part of the Bank Debt of Borrower, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing, or which is otherwise delivered to Bank by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Bank Debt of Borrower; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

9. EVENTS OF DEFAULT. It shall be an "EVENT OF DEFAULT" if (a) all or any part of the Bank Debt of any Obligor shall not be paid in full promptly when due (whether by lapse of time, acceleration, or otherwise); (b) any representation, warranty, or other statement made by any Person (other than Bank) in any Related Writing shall be untrue or incomplete in any respect when made; (c) any Person (other than Bank) shall repudiate or shall fail or omit to perform or observe any agreement contained in this Note or in any other Related Writing that is on that Person's part to be complied with; (d) any indebtedness (other than any evidenced by this Note) of any Obligor shall not be paid when due, or there shall occur any event, condition, or other thing which gives (or which with the lapse of any applicable grace period, the giving of notice, or both would give) any creditor the right to accelerate or which automatically accelerates the maturity of any such indebtedness; (e) Bank shall not receive (in addition to any information described in any addendum to this Note) without expense to Bank,
(i) forthwith upon each request of Bank made upon Borrower therefor, (A) such information in writing regarding the financial condition, properties, business operations, if any, and pension plans, if any, of Borrower, Borrower's affiliates and/or any other Obligor prepared, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Bank or
(B) written permission, in form and substance satisfactory to Bank, from each such Person to inspect (or to have inspected by one or more Persons selected by Bank) the properties and records of that Person and to make copies and extracts from those records or (ii) prompt written notice whenever Borrower (or any director, employee, officer, or agent of Borrower) knows or has reason to know that any Event of Default has occurred; (f) any judgment shall be entered against any Obligor in any judicial or administrative tribunal or before any arbitrator or mediator; (g) any Obligor shall fail or omit to comply with any applicable law, rule, regulation, or order in any material respect; (h) any proceeds of any Subject Loan shall be used for any purpose that is not in the ordinary course of Borrower's business; (i) any property in which any Obligor now has or hereafter acquires any rights or which now or hereafter secures any Bank Debt shall be or become encumbered by any mortgage, security interest, or other lien, except any mortgage, security interest, or other lien consented to by Bank; (j) any Obligor shall at any time or over any period of time sell, lease, or otherwise dispose of all or any material part of that Obligor's assets, except for inventory sold in the ordinary course of business and other assets sold, leased, or otherwise disposed of with the consent of Bank; (k) any Obligor shall cease to exist or shall be dissolved, become legally incapacitated, or die; (l) any Proceeding shall be commenced with respect to any Obligor; (m) there shall occur or commence to exist any event, condition, or other thing that constitutes an "Event of Default" as defined in any addendum to this Note; (n) there shall occur any event, condition, or other thing that has, or, in Bank's judgment, is likely to have, a material adverse effect on the financial condition, properties, or business operations of any Obligor or on Bank's ability to enforce or exercise any agreement or right arising under, out of, or in connection with any Related Writing; or (o) the holder of this Note shall, in good faith, believe that the prospect of payment or performance of any obligation evidenced by this Note is impaired.

10. EFFECTS OF DEFAULT. If any Event of Default (other than the commencement of any Proceeding with respect to Borrower) shall occur, then, and in each such case, notwithstanding any provision or inference to the contrary, Bank shall have the right in its discretion, by giving written notice to Borrower, to (a) immediately terminate the Subject Commitment (if not already terminated or reduced to zero) and (b) declare each Subject Loan (if not already due) to be due, whereupon each Subject Loan shall immediately become due and payable in full. If any Proceeding shall be commenced with respect to Borrower, then, notwithstanding any provision or inference to the contrary, automatically, without presentment, protest, or notice of dishonor, all of which are waived by all makers and all indorsers of this Note, now or hereafter existing, (i) the Subject Commitment shall immediately terminate (if not already terminated or reduced to zero) and (ii) each Subject Loan (if not already due) shall immediately become due and payable in full.

11. LATE CHARGES. If any principal of or interest on any Subject Loan is not paid within ten (10) days after its due date, then, and in each such case, Bank shall have the right to assess a late charge, payable by Borrower on demand, in an amount equal to the greater of twenty dollars ($20.00) or five percent (5%) of the amount not timely paid.

12. NO SETOFF. Borrower hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Borrower under or in connection with this Note or any Related Writing against any claim or right of Borrower against Bank.

13. INDEMNITY; GOVERNMENTAL COSTS. If (a) there shall be enacted any law (including, without limitation, any change in any law or in its interpretation or administration and any request by any governmental authority) relating to any interest rate or any assessment, reserve, or special deposit requirement against assets held by, deposits in, or loans by Bank or to any tax (other than any tax on Bank's overall net income) and (b) in Bank's sole opinion any such event increases the cost of funding or maintaining any Subject Loan bearing interest based upon One Month LIBOR or reduces the amount of any payment to be made to Bank in respect thereof, then, and in each such case, upon Bank's demand, Borrower shall pay Bank an amount equal to each such cost increase or reduced payment, as the case may be. In determining any such amount, Bank may use reasonable averaging and attribution methods. Each determination by Bank shall be conclusive absent manifest error.

14. INDEMNITY; CAPITAL ADEQUACY. If (a) at any time any governmental authority shall require National City Corporation, a Delaware corporation, its successors or assigns, or Bank, whether or not the requirement has the force of law, to maintain, as support for the Subject Commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Note, whether the requirement is implemented pursuant to the "risk-based capital guidelines" (published at 12 CFR 3 in respect of "national banking associations", 12 CFR 208 in respect of "state member banks", and 12 CFR 225 in respect of "bank holding companies") or otherwise, and (b) as a result thereof the rate of return on capital of National City Corporation, its successors or assigns, or Bank or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital thereby attributable to the Subject Commitment; then, and in each such case, Borrower shall, on Bank's demand, pay Bank as an additional fee such amounts as will in Bank's reasonable opinion reimburse National City Corporation, its successors and assigns, and Bank for any such reduced rate of return. In determining the amount of any such fee, Bank may use reasonable averaging and attribution methods. Each determination by Bank shall be conclusive absent manifest error.

15. INDEMNITY; ADMINISTRATION AND ENFORCEMENT. Borrower will reimburse Bank, on Bank's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of outside legal counsel and the interdepartmental charges and/or salary of in-house counsel) incurred by Bank in administering this Note or in protecting, enforcing, or attempting to protect or enforce its rights under this Note. If any amount (other than any principal of any Subject Loan and any interest and late charges) owing under this Note is not paid when due, then, and in each such case, Borrower shall pay, on Bank's demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime Rate.

16. WAIVERS; REMEDIES; APPLICATION OF PAYMENTS. Bank may from time to time in its discretion grant waivers and consents in respect of this Note or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Bank unless set forth in a writing (which writing shall be narrowly construed) signed by Bank. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Without limiting the generality of the foregoing, neither Bank's acceptance of one or more late payments or charges nor Bank's acceptance of interest on overdue amounts at the respective rates applicable thereto shall constitute a waiver of any right of Bank. Each right, power, or privilege specified or referred to in this Note is in addition to and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Note, and Borrower hereby waives any defense which might be asserted to bar any such equitable remedy. Bank shall have the right to apply payments in respect of the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable.

17. OTHER PROVISIONS. The provisions of this Note shall bind Borrower and Borrower's successors and assigns and benefit Bank and its successors and assigns, including each subsequent holder, if any, of this Note, provided, that no Person other than Borrower may obtain Subject Loans; provided further, that neither any such holder of this Note nor any assignee of any Subject Loan, whether in whole or in part, shall thereby become obligated to grant Borrower any Subject Loan. Except for Borrower and Bank and their respective successors and assigns, there are no intended beneficiaries of this Note or the Subject Commitment. The provisions of sections 11 through 21, both inclusive, shall survive the payment in full of the principal of and interest on this Note. The captions to the sections and subsections of this Note are inserted for convenience only and shall be ignored in interpreting the provisions thereof. Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) except where the context clearly does not so permit. If any provision in this Note shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. All fees, interest, and premiums for any given period shall accrue on the first day thereof but not on the last day thereof (unless the last day is the first day) and in each case shall be computed on the basis of a 360-day year and the actual number of days in the period. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law. Bank shall have the right to furnish to its affiliates, and to such other Persons as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Borrower, the amount of the Bank Debt of Borrower, and the terms, conditions, and other provisions applicable to the respective parts thereof. Borrower hereby grants to Bank a security interest in all deposit accounts (except individual retirement accounts) Borrower has or at any time may have with Bank or Bank's affiliates to secure the payment of all amounts owed under this Note and all other Debt of Borrower to Bank or Bank's affiliates. This Note shall be governed by the law (excluding conflict of laws rules) of the jurisdiction in which Bank's banking office is located.

18. INTEGRATION. This Note and, to the extent consistent with this Note, the other Related Writings, set forth the entire agreement of Borrower and Bank as to the subject matter of this Note, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by Bank contemporaneously with or after the execution and delivery of this Note. Without limiting the generality of the foregoing, Borrower hereby acknowledges that Bank has not based, conditioned, or offered to base or condition the credit hereby evidenced or any charges, fees, interest rates, or premiums applicable thereto upon Borrower's agreement to obtain any other credit, property, or service other than any loan, discount, deposit, or trust service from Bank.

19. NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Borrower whenever Bank shall have mailed a writing to that effect by certified or registered mail to Borrower at Borrower's mailing address (or any other address of which Borrower shall have given Bank notice after the execution and delivery of this Note); however, no other method of giving actual notice to Borrower is hereby precluded. Borrower hereby irrevocably accepts Borrower's appointment as each Obligor's agent for the purpose of receiving any notice, demand, or other communication to be given by Bank to each such Obligor pursuant to any Related Writing. Bank shall be entitled to assume that any knowledge possessed by any Obligor other than Borrower is possessed by Borrower. Each communication to be given to Bank shall be in writing unless this Note expressly permits that communication to be made orally, and in any case shall be given to Bank at Bank's banking office (or any other address of which Bank shall have given notice to Borrower after the execution and delivery this Note). Borrower hereby assumes all risk arising out of or in connection with each oral communication given by Borrower and each communication given or attempted by Borrower in contravention of this section. Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.

20. WARRANT OF ATTORNEY. Borrower hereby authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after all or any part of the obligations evidenced by this Note shall have become due, whether by lapse of time, acceleration, or otherwise, and in each case to waive the issuance and service of process, to present to the court this Note and any other writing (if any) evidencing the obligation or obligations in question, to admit the due date thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of Bank for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and any stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, Bank may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining one or more additional judgments against Borrower.

21. JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Note or any other Related Writing, the administration, enforcement, or negotiation of this Note or any other Related Writing, or the performance of any obligation in respect of this Note or any other Related Writing (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an "ACTION") may be brought in any federal or state court located in the city in which Bank's banking office is located. Borrower hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Borrower may now or hereafter have to the venue of any such Action brought in any such court. BORROWER HEREBY, AND EACH HOLDER OF THIS NOTE, BY TAKING POSSESSION THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION.

                              Borrower:

                              SAFE AUTO GROUP, INC.

                              By: /s/ Ari Deshe
                                 -----------------------------------------------
                              Printed Name: ARI DESHE

                              Title: CHAIRMAN AND CHIEF EXECUTIVE OFFICER

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

COMMERCIAL NOTE ADDENDUM (OHIO)

Amount                   City, State            Date                    FOR BANK USE ONLY
$5,000,000,00            COLUMBUS, OHIO         FEBRUARY 22, 2002       Obligor #
                                                                        Tax I.D. #31-1400020
                                                                        Obligation #
                                                                        Office COLUMBUS, OH

This Commercial Note Addendum (this "ADDENDUM") is made by SAFE AUTO GROUP, INC. ("BORROWER"), an Ohio corporation, at the place and as of the date first set forth above.

Borrower has executed and delivered to NATIONAL CITY BANK ("BANK") a promissory note dated February 22, 2002, in the face amount set forth above and captioned Commercial Note: Term Multiple Advance / One Month Libor Daily Indexed (Ohio) (the "NOTE"),

This Addendum is hereby made a part of the Note described above and that Note is hereby supplemented by adding the following Events of Default thereto:

1. INFORMATION. It shall be an Event of Default if Bank shall not receive:

(a)as soon as available, and in any event within forty-five (45) days after each quarter-annual fiscal period of each of Borrower's fiscal years, the Reporting Group's balance sheet as at the end of the period and the Reporting Group's statements of cash flow, income, and surplus reconciliation for Borrower's then current fiscal year to date, prepared for the Reporting Group on a comparative basis with the prior year, in accordance with GAAP, and in form and detail satisfactory to Bank, and

(b)as soon as available, and in any event within ninety (90) days after the end of each of Borrower's fiscal years, (i) a complete copy of the Annual Statutory Statement of Safe Auto Insurance Company, for that year, certified, without qualification as to GAAP, provided that Borrower shall supplement the Annual Statutory Statement by delivering to Bank as soon as available and in no event later than June 1 of each fiscal year, a complete copy of the Annual Statutory Statement as having been audited by independent certified public accountants selected by Borrower and satisfactory to Bank, and accompanied by a copy of any management report, letter, or similar writing furnished by those accountants; and (ii) a complete copy of the annual financial statements of the Reporting Group prepared in the manner described in the next preceding clause (a), and otherwise prepared in form and detail satisfactory to Bank.

(c)concurrently with each delivery of financial statements pursuant to clause
(a) or (b) of this section 1, a compliance certificate signed by Borrower's chief financial officer (or other officer acceptable to Bank) and otherwise in form and substance satisfactory to Bank (i) certifying that to the best of that officer's knowledge and belief, (A) those financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and results of operations of the Reporting Group, if any, in accordance with GAAP subject, in the case of interim financial statements, to routine year-end adjustments and (B) no Event of Default then exists or if any does, a brief description of the Event of Default and

Borrower's intentions in respect thereof and (ii) setting forth calculations with respect to each subsection of section 2.

2. FINANCIAL STANDARDS. Each of the following shall be an Event of Default:

      2.1 FUNDED DEBT TO CAPITALIZATION. If the Borrower's Funded Debt shall at any time exceed an amount equal to thirty percent (30%) of the sum of the Borrower's Funded Debt and its stockholders' equity as determined in accordance with GAAP.

      2.2 SURPLUS. If Safe Auto Insurance Company's Surplus shall at any time after March 31, 2002, be less than the required amount, initially twenty two million five hundred thousand dollars ($22,500,000.00), which amount shall be permanently increased as of December 31 of each of Borrower's fiscal years, commencing with December 31, 2002, by an amount equal to fifty percent (50%) of Safe Auto Insurance Company's Net Income, if any, as shown on the Annual Statutory Statement for the such fiscal year.

      2.3 PREMIUMS TO SURPLUS. If Safe Auto Insurance Company's aggregate amount of Premiums shall at any time exceed an amount equal to three hundred percent (300%) of its Surplus.

3. MERGERS AND EQUITY INVESTMENTS. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank's consent, (a) be a party to any merger or consolidation, (b) purchase or otherwise acquire all or substantially all of the assets and business of any corporation or other business enterprise, (c) create, acquire, or have any Subsidiary, or make or keep any investment in any stocks or other equity securities of any kind, except any existing investment or Subsidiary fully disclosed in the Most Recent Financial Statements or any future investment in the stocks or other equity securities of any such Subsidiary, (d) be or become a party to any joint venture or partnership, except any existing joint venture or partnership fully disclosed in the Most Recent Financial Statements, (e) sell or otherwise transfer any equity interest in any Subsidiary of that member to any other Person, except if and to the extent the sale or other transfer is required under applicable law solely for the purpose of qualifying directors, or (f) issue, if that member is a direct Subsidiary of any other member of the Reporting Group, any equity interest, except if and to the extent the issuance is to such other member or is required under applicable law solely for the purpose of qualifying directors.

4. CREDIT EXTENSION AND NON-EQUITY INVESTMENTS. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank's consent, (a) make or have outstanding at any time any advance or loan to any Person, except any existing advance or loan fully disclosed in the Most Recent Financial Statements or any existing or future advance made by a member of the Reporting Group to an officer or employee of that member solely for the purpose of paying the ordinary and necessary business expenses of that member or (b) make or keep any investment in any notes, bonds, or other obligations of any kind for the payment of money, except any existing investment fully disclosed in the Most Recent Financial Statements

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or any existing or future investment of a similar nature, or (c) be or become a guarantor of any kind, except any existing guaranty fully disclosed in the Most Recent Financial Statements or any existing or future indorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business.

5. BORROWINGS. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank's consent, create, assume, or have outstanding at any time any Debt, except any existing Debt fully disclosed in the Most Recent Financial Statements, any existing or future Bank Debt, any existing or future Subordinated Debt, or any existing or future Debt secured by any mortgage, security interest, or other lien expressly consented to by Bank.

6. DEFINITIONS. As used in this Addendum, except where the context clearly requires otherwise, "ANNUAL STATUTORY STATEMENT" means that certain financial statement submitted by Safe Auto Insurance Company annually to the Ohio Department of Insurance and other applicable insurance regulatory authorities; "CAPITAL LEASE" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP; "FUNDED DEBT" means any Debt for
(i) the payment of borrowed money (including, without limitation, all Debt arising from any note, guaranty, or letter of credit obligation), (ii) the installment purchase price of property, or (iii) sums due pursuant to Capital Leases; "GAAP" means with respect to Borrower generally accepted accounting principles applied in a manner consistent with those used in preparation of the Most Recent Financial Statements and with respect to Safe Auto Insurance Company means standard accounting procedures and practices prescribed or permitted by the State of Ohio or other applicable insurance regulatory authority; "MOST RECENT FINANCIAL STATEMENTS" means the financial statements included in the Reporting Group's most recent annual report delivered to Bank on or before the date of this Addendum; "NET INCOME" means net income as determined in accordance with GAAP, after taxes, if any, and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset; "PREMIUMS" means with respect to Safe Auto Insurance Company the amount set forth as the "Net Premiums Written" for the prior fiscal year in the Annual Statutory Statement; "REPORTING GROUP" means (I) Borrower alone, if all of the financial statements hereinbefore selected are prepared for Borrower alone, in which case all determinations referred to in section 2 shall be for Borrower alone and in accordance with GAAP; (II) Borrower and each Subsidiary of Borrower, if any of the financial statements hereinbefore selected are prepared on a consolidated basis, in which case all determinations referred to in section 2 shall be on a consolidated basis and in accordance with GAAP, and (III) Borrower and each other Person whose assets, liabilities, income, cash flow, and shareholders' equity are reported on a combined basis with those of Borrower, if any of the financial statements hereinbefore selected are prepared on a combined basis, in which case all determinations referred to in section 2 shall be on a combined basis and in accordance with GAAP; "SUBORDINATED", as applied to any liability of any Person, means a liability which at the time in question is subordinated (by a writing in form and substance satisfactory to Bank) in favor of the prior payment in full of that Person's Debt to Bank; "SUBSIDIARY" means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding

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 warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another Subsidiary of that corporation or any combination of the foregoing; "SURPLUS" means with respect to Safe Auto Insurance Company the amount set forth as the "Surplus as regards policyholders" on its balance sheet provided as part of its Annual Statutory Statement; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Note. Any accounting term used in Addendum shall have the meaning ascribed thereto by GAAP as in effect on the date hereof, subject, however, to such modification, if any, as may be provided in this Addendum or in the Note hereby supplemented.

                              Borrower:

                              SAFE AUTO GROUP, INC.

                              By: /s/ Ari Deshe
                                 ---------------------------------------
                              Printed Name: Ari Deshe

                              Title: Chairman and Chief Executive Officer

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

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